         Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information gives effect to Premiere Technologies, Inc.'s ("Premiere" or the "Company") merger (the "Merger") with Xpedite Systems, Inc. ("Xpedite") as though such transaction occurred on January 1, 1997. The Company and Xpedite entered into a definitive merger agreement on November 13, 1997. Under the terms of the merger agreement, the Company exchanged its common shares for Xpedite's using an exchange ratio of
1.165 which valued Xpedite's shares at $34.00 per share and the Company's shares at $29.18 per share, its average trading price for the 20 trading days preceding the date on which Xpedite stockholders voted on the Merger.

Certain income statement amounts in the proforma financial information of Xpedite have been reclassified to conform with the unaudited pro forma combined financial information presentation and disclosure practices of Premiere.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition of Xpedite occurred at the beginning of the period presented nor is it indicative of future financial position or results of operations. The unaudited pro forma combined financial information is based on the respective historical financial statements for Premiere and Xpedite and should be read in conjunction with the respective historical financial statements incorporated by reference herein.

                 PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                         Pro Forma           Pro Forma
                                                                                        Adjustments          Premiere/
                                                               Historical   Historical    Xpedite             Xpedite
                                                                Premiere     Xpedite      Merger              Merger

Revenues                                                         $229,352    $166,153             -          $ 395,505
Costs of service                                                   63,974      63,576             -            127,550
                                                                 --------    --------      --------          ---------

Gross Profit                                                      165,378     102,577             -            267,955

Operating Expenses:
   Selling, general and administrative                            101,308      68,983             -            170,291
   Depreciation and amortization                                   17,074      11,289        73,172   (A)      101,535
   Restructuring, merger costs and other special charges           73,597      16,502             -             90,099
   Accrued settlement costs                                         1,500         150             -              1,650
                                                                 --------    --------      --------          ---------

       Total operating expenses                                   193,479      96,924        73,172            363,575
                                                                 --------    --------      --------          ---------

Operating income (loss)                                           (28,101)      5,653       (73,172)           (95,620)


Other income (expense):
   Interest, net                                                     (912)     (2,546)            -             (3,458)
   Other, net                                                         226         411             -                637
                                                                 --------    --------      --------          ---------

       Total other income (expense)                                  (686)     (2,135)            -             (2,821)
                                                                 --------    --------      --------          ---------

(Income) loss before income tax                                   (28,787)      3,518       (73,172)           (98,441)
Income tax provision (benefit)                                     (3,412)      1,407        (7,000)  (B)       (9,005)
                                                                 --------    --------      --------          ---------

Net income (loss) before extraordinary item                       (25,375)      2,111       (66,172)           (89,436)


Extraordinary item                                                      -         577             -                577
                                                                 --------    --------      --------          ---------

Net income (loss)                                                $(25,375)   $  1,534      $(66,172)         $ (90,013)
                                                                 ========    ========      ========          =========

Basic net income (loss) per share                                $  (0.78)   $   0.17                        $   (2.07)
                                                                 ========    ========                        =========
Diluted net income (loss) per share                              $  (0.78)   $   0.17                        $   (2.07)
                                                                 ========    ========                        =========
Weighted average shares outstanding:
   Basic                                                           32,443       8,994         1,992   (C)       43,429
   Diluted                                                         32,443       8,994         1,992             43,429

                 PREMIERE TECHNOLOGIES, INC. AND SUBSIDIARIES
    NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


Pro Forma adjustments have been made to:

(A) Reflect depreciation and amortization expense associated with the fair value of tangible and intangible assets acquired over the estimated useful lives of the associated assets.

(B)  Reflect income tax effects of proforma adjustments.

(C) Reflect issuance of shares of Premiere common stock in exchange for all outstanding Xpedite common stock.